POWER OF ATTORNEY


STATE OF CALIFORNIA    )
COUNTY OF LOS ANGELES  )


    The undersigned director of Vulcan Materials Company, a New Jersey corporation, hereby nominates, constitutes and appoints W. F. Denson, III, and E. Starke Sydnor, and each of them, the true and lawful attorneys of the undersigned to sign the name of the undersigned as director to the End Report on Form 10-K for the year ended December 31, 1993 of said corporation to be filed with the Securities and Exchange Commission under the Securities Exchange Act of 1934, as amended, and to any and all amendments to said report.

    The undersigned hereby grants to said attorneys full power of substitution, resubstitution and revocation, all as fully as the undersigned could do if personally present, hereby ratifying all that said attorneys or their substitutes may lawfully do by virtue hereof.

    IN WITNESS WHEREOF, the undersigned director of Vulcan Materials Company has executed this Power of Attorney this 22nd day of February, 1994.



                                       /s/ Donald B. Rice
                                       Donald B. Rice

STATE OF CALIFORNIA    )
COUNTY OF LOS ANGELES  )


    On February 22, 1994, before me, Frances B. DeVincent, Notary Public, personally appeared Donald B. Rice, personally known to me or proved to me on the basis of satisfactory evidence to be the person whose name is subscribed to the within instrument and acknowledged to me that he executed the same in his authorized capacity, and that by his signature on the instrument the person, or the entity upon behalf of which the person acted, executed the instrument.

    WITNESS my hand and official seal.

                                       /s/ Frances B. DeVincent
                                       Notary Public in and for said State

[SEAL]
                                       My Commission Expires:

                                       September 24, 1994